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                                                                      EXHIBIT 5



                               January 24, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:    Belmont Homes, Inc.
                Registration Statement on Form S-3

Ladies and Gentlemen:

     In our capacity as counsel to Belmont Homes, Inc., a Mississippi corporation (the "Company"), we have examined the Registration Statement on Form S-3 (the "Registration Statement") in form as proposed to be filed by the Company under the Securities Act of 1933, as amended, relating to the registration of 75,000 shares of the common stock, par value $.10 per share, of the Company (the "Common Stock"), pursuant to the terms of the Registration Rights Agreement dated October 25, 1996, between the Company and The Suddath Companies, a Florida corporation (the "Selling Shareholder"), and the Warrant Agreement dated October 25, 1996, between the Company and the Selling Shareholder (collectively, the "Agreements"). In this regard, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that the 75,000 shares of Common Stock referred to in the Registration Statement, to the extent actually issued and sold pursuant to the Agreements and in the manner and on the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.



                                       Very truly yours,


                                       /s/ Waller Lansden Dortch & Davis,
                                       A Professional Limited Liability Company